[CONFORMED COPY]



              WAIVER NO. 1 TO CREDIT AGREEMENT



          WAIVER No. 1 dated as of December 19, 1994 among
ORBITAL SCIENCES CORPORATION (the "Company"), ORBITAL
IMAGING CORPORATION and FAIRCHILD SPACE AND DEFENSE
CORPORATION (together with the Company, the "Borrowers"), the BANKS listed on the signature pages hereof, MORGAN
GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent
(the "Administrative Agent"), and J.P. MORGAN DELAWARE, as
Collateral Agent.


                    W I T N E S S E T H :


          WHEREAS, the parties hereto have heretofore entered into an Amended and Restated Credit and Reimbursement Agreement dated as of September 27, 1994 (as amended, the "Agreement"); and

          WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of November 25, 1994 (as in effect on the date hereof, the "Merger Agreement") with Orbital Acquisition Corporation and Magellan Corporation, a Delaware corporation ("Magellan"), pursuant to which the Company will acquire all of the issued and outstanding capital stock of Magellan (the "Acquisition"); and

          WHEREAS, pursuant to the Agreement, the Company has agreed for itself and each of its Subsidiaries (as defined in the Agreement) to comply with the covenants set forth in the Agreement; and

          WHEREAS, in the absence of this Waiver, the consummation of the Acquisition will cause the Company to be in noncompliance with certain of such covenants; and

          WHEREAS, the Company has asked the Banks, and the Banks are willing, on the terms and conditions set forth below, to waive, among other things, compliance with certain of such covenants and the Defaults (as defined in the Agreement) caused by such noncompliance;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Definitions.  Unless otherwise
specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

          SECTION 2. Waiver of Certain Misrepresentations. The Banks hereby waive any inaccuracy of the representations and warranties set forth in Section 4.07 or 4.08 of the Agreement, solely to the extent such inaccuracy is attributable to the matters concerning Magellan disclosed in the letter dated December 13, 1994 from the Company to the Banks.

          SECTION 3.  Waiver of Compliance with the
Insurance Covenant. The Banks waive (i) compliance by the Company with the terms of Section 5.03(c) and 5.03(d) of the Agreement and (ii) any Default arising under the Agreement by reason of noncompliance with such Sections 5.03(c) and 5.03(d); provided that, the waivers granted under this
Section 3 shall be effective solely with respect to any insurance policies maintained by Magellan and subject to a Lien granted by Magellan to Silicon Valley Bank under the Loan and Security Agreement between Magellan and such Bank dated as of December 2, 1990, as amended prior to the date hereof and as in effect on the date hereof.

          SECTION 4.  Waiver of Compliance with the
Investments Covenant. The Banks waive (i) compliance by the Company with the terms of Section 5.07 of the Agreement and
(ii) any Default arising under the Agreement by reason of noncompliance with such Section 5.07; provided that, the waivers granted under this Section 4 shall be effective only to the extent necessary to permit the Company to make an Investment in an aggregate principal amount not exceeding the aggregate value of 3,300,000 shares of the common stock of the Company (determined at the time the Acquisition is consummated) in order to consummate the Acquisition on the terms and conditions set forth in the Merger Agreement, and provided further that, any such Investment shall not be deemed to be an Investment for purposes of Section 5.07(b),
(d) or (e) of the Agreement.

          SECTION 5.  Compliance With Certain Sections Of
The Agreement. For purposes of determining compliance by the Company with Sections 5.01 through 5.18, inclusive, of the Agreement, Magellan will be a Subsidiary of the Company as of any date on or after the consummation of the Acquisition.

          SECTION 6.  No Other Waivers.  Other than as
specifically provided herein, this Waiver shall not operate as a waiver of any right, remedy, power or privilege of the Banks under the Agreement or any other Financing Document or of any other term or condition of the Agreement or any other Financing Document.

          SECTION 7.  New York Law.  This Waiver shall be
governed by and construed in accordance with the laws of the State of New York.

          SECTION 8. Counterparts; Effectiveness. This Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Waiver shall become effective upon (i) receipt by the Administrative Agent of duly executed counterparts hereof signed by the Borrowers and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party), (ii) receipt by the Administrative Agent of evidence reasonably satisfactory to it that the Acquisition shall have been consummated on the terms set forth in the Merger Agreement and (iii) receipt by each Bank of a copy of the Merger Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.


                         ORBITAL SCIENCES CORPORATION



                         By /s/ Carlton B. Crenshaw
                            Title: Sr. V.P./Finance &
                                   Admin. and Treasurer


                         ORBITAL IMAGING CORPORATION



                           By /s/ Carlton B. Crenshaw
                              Title: Chief Financial
                                     Officer and Treasurer


                         FAIRCHILD SPACE AND DEFENSE
                           CORPORATION



                           By /s/ Carlton B. Crenshaw
                              Title: Treasurer


                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK



                         By /s/ Vance B. Barbour
                            Title: Associate


                         THE BANK OF NOVA SCOTIA



                         By /s/ J.R. Trimble
                            Title: Sr. Relationship Mgr.


                         SIGNET BANK/VIRGINIA



                         By /s/ Ronald K. Hobson
                            Title: Vice President


                         NATIONSBANK, N.A.



                         By /s/ Douglas T. Brown
                            Title: Vice President


                         THE BANK OF TOKYO TRUST COMPANY



                         By
                            Title:


                         THE DAIWA BANK, LIMITED



                         By /s/ Keith W. Rauschenberger
                            Title: Vice President



                         By /s/ Louanne Baily
                            Title: Vice President and Mgr.